Exhibit 99.1

Modiv Industrial Announces Tax Treatment of 2024 Dividends

Denver, CO, January 16, 2025 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate properties, announced the tax treatment for its 2024 common stock and preferred stock dividends.

Total Common Stock Distributions Paid in 2024:	$2.31480	(a)
Ordinary Income Portion of Distributions	$0.37338	(16.13%)
Non-Taxable Distributions (Return of Capital)	$1.94142	(83.87%)

(a)Includes $1.1648 per share distribution of Generation Income Properties, Inc. common stock on January 31, 2024.

Total Series A Preferred Stock Dividends Paid in 2024:	$1.84375
Ordinary Income Portion of Dividends	$1.84375	(100%)
Non-Taxable Distributions (Return of Capital)	$0.00000	(0.00%)

Shareholders are encouraged to consult with their tax advisors as to their specific tax treatment of any Modiv Industrial distributions received.

About Modiv Industrial
Modiv Industrial, Inc., is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to annualized dividend rates, future distributions and distributions declared by the Company’s board of directors. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2024. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Inquiries:
management@modiv.com